Exhibit 99.1

                       Contact:  Isaac Kaufman, 410-538-1000


                          MWW/Strategic Communications, Inc.
                          Michael W. Kempner/Carreen Winters
                                                201-507-9500



MERRY-GO-ROUND ENTERPRISES ANNOUNCES ORDERLY WIND DOWN OF
BUSINESS AND CHAPTER 11 LIQUIDATION


     Joppa, MD, February 2, 1996 -- Merry-Go-Round

Enterprises, Inc. (NYSE:MGR) announced today that it has

determined to begin immediately the orderly wind-down of

operations and the liquidation of the company's assets under

Chapter 11 of the U.S. Bankruptcy Code.  The decision to

liquidate results from the inability to obtain adequate

trade support and financing.  This decision comes after

several weeks of negotiations with the Company's lenders and the examination of all other options.

     Over the next several months the Company will wind-down

business operations and liquidate assets in an orderly

fashion under the supervision of the Bankruptcy Court.  The

process will involve the input of the Company's creditors

and other constituencies.  This process may include the sale or closing of operating concepts, consolidation of and

closing of stores, and sale of individual leases and/or

groups of leases and the sale of its corporate headquarters

in Joppa, Maryland.  Layoffs will begin immediately and

reductions will proceed commensurate with the wind-down.